Exhibit 21.1
MATADOR RESOURCES COMPANY
List of Subsidiaries
as of December 31, 2023

Name	Jurisdiction
Delaware Water Management Company, LLC	Texas

Greyhound Midstream, LLC	Texas

Greyhound Resources, LLC	Texas

Longwood Gathering and Disposal Systems GP, Inc.	Texas

Longwood Gathering and Disposal Systems, LP	Texas

Longwood Midstream Delaware, LLC	Texas

Longwood Midstream Holdings, LLC	Texas

Longwood Midstream South Texas, LLC	Texas

Longwood Midstream Southeast, LLC	Texas

Matador Production Company	Texas

MRC Delaware Resources, LLC	Texas

MRC Energy Company	Texas

MRC Energy South Texas Company, LLC	Texas

MRC Energy Southeast Company, LLC	Texas

MRC Hat Mesa, LLC	Delaware

MRC Permian Company	Texas

MRC Permian LKE Company, LLC	Texas

MRC Rockies Company	Texas

Pronto Midstream, LLC	Texas

Pronto Midstream Finance, LLC	Texas

San Mateo Black River Oil Pipeline, LLC	Texas

San Mateo Black River Oil Pipeline II, LLC	Texas

San Mateo Black River Water Management Company, LLC	Texas

San Mateo DLK Black River Midstream, LLC	Texas

San Mateo Midstream, LLC	Texas

San Mateo RB Pipeline, LLC	Texas

San Mateo Stateline Water Management Company, LLC	Texas

San Mateo Stebbins Water Management, LLC	Texas

San Mateo Wolf Pipeline, LLC	Texas

San Mateo Wolf Water Resources, LLC	Texas

Southeast Water Management Company, LLC	Texas

SR Permian, LLC	Delaware

WR Permian, LLC	Delaware

Note: Inclusion of an entity on the list of subsidiaries is not a representation that such subsidiary is a significant subsidiary.